EXHIBIT 10.1

GOLDEN MATRIX GROUP, INC. & DIRECT CAPITAL

GROUP, INC. CANCELLATION AND RELEASE AGREEMENT

THIS CANCELLATION AND RELEASE AGREEMENT (“Agreement”), is entered into this 20th day of September 2016, by and between Golden Matrix Group, Inc. (formerly known as Source Gold Corp.), (“GMGI”, “Company”), and Direct Capital Group, Inc. (“Direct”).

WHEREAS, GMGI currently owes Seven Hundred Nineteen Thousand Nine Hundred Sixty Dollars ($719,960) to Direct pursuant to numerous Convertible Notes, as described in attached Table as Schedule One. The Convertible Notes have conversion features and carry interest rates from 8% to 22% per year.

WHEREAS, on or around February 22, 2016, GMGI entered into an Asset Purchase Agreement and a subsequent change of management took place.

WHEREAS, the Company is in the early stages of restructuring, changing the direction of the business the Company is engaged in, and moving the Company forward in a positive manner.

WHEREAS, the Board of Directors of the Company feels it to be in the best interest of the Company and the Shareholders to reduce the outstanding debt of the Company incurred by the previous management.

WHEREAS, on September 20, 2016, Direct Capital agreed to cancel all of the Convertible Notes listed on Schedule One and to release any remaining obligation the Company may have to Direct pursuant to those Convertible Notes in Schedule One.

WHEREAS, in exchange for the cancellation of the Debt listed on Schedule One, Golden Matrix Group, Inc., will return ownership of the Company’s mining claims held in the Company’s name.

THEREFORE, it is hereby agreed by both the Company, and Direct, that the outstanding Notes, principal and interest totaling $719,960, and owed to Direct pursuant to the Convertible Notes listed in Schedule One and attached to this Agreement, by the Company, shall be cancelled, and no further obligations of the Company, under the Notes listed in Schedule One, are contemplated.

FURTHER, it is agreed by both the Company and Direct that Direct shall release all future claims to subsequent conversions of the Notes listed on Schedule One, the Company will have no further obligation to Direct under those Convertible Notes and Direct shall be forever barred from seeking further conversions or claiming obligations of the Company under the Convertible Notes.

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The undersigned do hereby acknowledge receipt, review, understanding and agreement with this Cancellation and Release Agreement.

Anthony Goodman, President Golden Matrix Group, Inc.	Date

Jon Fullenkamp, President Direct Capital Group, Inc.	Date

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SCHEDULE ONE

TABLE OF CONVERTIBLE NOTES

BETWEEN GMGI & DIRECT CAPITAL GROUP, INC.

Note Holder	#	Amount ($)	Origination Date	Interest Rate (%)	($) Total Principal & Interest
DIRECT CAPITAL
Direct Capital	50	213,895	12/31/14	8.00%	314,562
Direct Capital	52	165,000	04/30/15	8.00%	210,618
Direct Capital	59	165,000	07/31/15	8.00%	194,780
TOTAL					719,960

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